Exhibit 11

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Concorde Funds, Inc.:

We consent to the use of our report incorporated by reference in the Statement of Additional Information and to the reference to our firm under the heading "Independent Certified Public Accountants" in the Statement of Additional
Information, included in the Concorde Funds, Inc. Form N-1A as of November 16, 1998.


                              Kinder & Wyman, P.C.


Dallas, Texas
November 16, 1998